UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No.      )

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Clean Energy Combustion Systems, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[CLEAN ENERGY LOGO]

March 22, 2004

To Our Shareholders:

On February 17, 2004, requisite approval of our voting shares was obtained to amend Clean Energy's Certificate of Incorporation to implement a one-for-three consolidation of our common shares whereby each common share outstanding as of February 18, 2004 would be consolidated into one-third of one common share. We anticipate that the consolidation will be effected on or about April 12, 2004. In connection with that action, we are providing you the enclosed information statement which describes the amendment and consolidation and furnishes additional information required under the federal securities laws. Since the requisite vote to approve the amendment and effectuate the reverse stock split has already been procured, your vote is not required, and the enclosed information statement is not being provided in solicitation of your approval or ratification of the amendment and consolidation.

Should you have any questions after reading the enclosed information statement please feel free to contact Clean Energy Investor Relations either by telephone at 1.877.688.2364 (toll free) or e-mail at shareinfo@clean-energy.com

Very truly yours,

R. Dirk Stinson
Chief Executive Officer and President

[CLEAN ENERGY LOGO]

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This information statement is being furnished by Clean Energy Combustion Systems, Inc., a Delaware corporation (sometimes referred to in this information statement as "we," "our company" or "Clean Energy") to the holders of record of our common stock (sometimes referred to in this information statement as our "common shareholders" and "common shares", respectively) as of February 17, 2004.

On February 17, 2004, Clean Energy's Board of Directors (the "Board") approved an amendment to our Certificate of Incorporation (the "Amendment") to implement a one-for-three consolidation of our common stock (the "Consolidation"), whereby each common share outstanding as of February 18, 2004 (the "Record Date") would be consolidated into one-third of one common share. This action was then approved on the same date by (1) a majority of the holders of Clean Energy's series 'B' convertible preferred stock (sometimes referred to in this information statement as our "series 'B' shareholders" and "series 'B' preferred shares", respectively) and common shares, voting as a single class, and (2) a majority of the holders of Clean Energy's series 'A' convertible preferred stock (sometimes referred to in this information statement as our "series 'B' shareholders" and "series 'A' preferred shares", respectively) voting as a separate class.

The approval and consent of a majority of our common shareholders and series 'B' shareholders voting as a single class, and series 'A' shareholders voting as a separate class, as provided above, are sufficient under the Delaware General Corporation Law and Clean Energy's Certificate of Incorporation and bylaws to approve the Amendment and to effectuate the Consolidation. Accordingly, since majority approval has already been procured, the action taken need not be submitted to our other shareholders for a vote or ratification. This information statement is being furnished to our shareholders to provide them with certain information concerning the action taken in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

The date of the information statement is March 22, 2004.

DATE OF CONSOLIDATION

The Consolidation will be effected upon the filing of the Amendment with the Delaware Secretary of State. Under United States federal securities laws, Clean Energy cannot file the Amendment with the Delaware Secretary of State until at least 20 days after the mailing of the enclosed information statement. We intend to mail this letter and the enclosed information statement on or about March 22, 2004, and to file the Amendment with the Delaware Secretary of State on or about April 12, 2004.

DELIVERIES OF INFORMATION STATEMENT

Clean Energy will deliver one information statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Clean Energy will promptly deliver a separate copy of this information statement to a shareholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Clean Energy Combustion Systems, Inc.
Attn: Investor Relations
7087 MacPherson Avenue
Burnaby, British Columbia, Canada V5J 4N4
Telephone number: 877.688.2364 (toll free)
Fax number: 604.435.9329
E-mail address: shareinfo@clean-energy.com

Shareholders may also address future requests for separate delivery of information statements and/or any other reports filed with the SEC and circulated by the company to our shareholders by contacting Clean Energy at the address listed above.

REPLACEMENT OF SHARE CERTIFICATES

Should you desire to do so, you may replace your share certificate by mailing it to Clean Energy's stock transfer agent and registrar as follows:

Jersey Transfer & Trust Company
201 Bloomfield Avenue
Verona, New Jersey, USA 07044
Telephone numbers: (973) 239-2712
Fax number: (973) 239-2361
E-mail address: jerseytransfer@yahoo.com

COSTS

Clean Energy will pay all costs associated with the distribution of this information statement, including the cost of printing and mailing. Clean Energy will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our common stock. Clean Energy will also pay the cost ordinarily charged by our stock transfer agent and registrar to issue new common share certificates to our common shareholders in replacement of their pre-Consolidation share certificates.

INFORMATION ABOUT CONSENTING SHAREHOLDERS

Pursuant to Clean Energy's Certificate of Incorporation and bylaws and the Delaware General Corporation Law, a vote by at least a majority of (1) our common shares and series 'B' preferred shares, voting as a single class, and (2) our series 'A' preferred shares voting as a separate class, are each required to effect an amendment to our Certificate of Incorporation necessary to approve the Amendment and effect the Consolidation. Each common share, series 'B' preferred share and series 'C' preferred share is entitled to one vote. Clean Energy's Certificate of Incorporation does not authorize cumulative voting.

As of February 17, 2004, the date on which the Amendment was approved, Clean Energy had a total of 14,821,952 common shares and series 'B' preferred shares issued and outstanding (comprised on 14,571,951 common shares and 241,668 series 'B' preferred shares), thereby requiring a vote of at least 7,406,810 of those shares voting as a single class to approve the Amendment. Pursuant to a written consent to action taken without a meeting on February 17, 2004 obtained in conformity with section 228(a) of the Delaware General Corporation Law, holders of an aggregate of 7,695,787 common shares and series 'B' preferred shares issued and outstanding as of that date, representing 52% of the total issued and outstanding common shares and series 'B' preferred shares, voted in favor of the Amendment.

Also as of February 17, 2004, Clean Energy had 1,000 series 'A' preferred shares issued and outstanding, thereby requiring a vote of at least 501 of those shares voting as a separate class to effect the Amendment. Pursuant to a written consent to action taken without a meeting on February 17, 2004 obtained in conformity with section 228(a) of the Delaware General Corporation Law, holders of all 1,000 series 'A' preferred shares issued and outstanding as of that date, representing 100% of the total issued and outstanding series 'A' preferred shares, voted in favor of the Amendment.

We have summarized in the table below the consenting shareholders' names, affiliation with Clean Energy and beneficial holdings:

Name	Affiliation	Shares Beneficially Held

Ravenscraig Properties Limited	Principal shareholder (1)	4,333,817 Common Shares 125,001 Series 'B' Preferred Shares 1,000 Series 'A' Shares
Barry A. Sheahan	Chief Financial Officer	19,534 Common Shares
McSheahan Enterprises Ltd.	Principal shareholder (2)	557,880 Common Shares
Laura Sheahan	Spouse of executive officer and principal shareholder (3)	19,689 Common Shares
Denver Collins	Vice President of Engineering and Product Development	192,308 Common Shares
JPT 2 Holdings Ltd.	Principal shareholder (4)	730,476 Common Shares
JPT II Family Trust	Principal shareholder (5)	75,000 Common Shares
Venus Trading Ltd.	Principal shareholder (6)	408,812 Common Shares
L. Clive Boulton	Director	116,396 Common Shares
James V. DeFina	Principal shareholder (7)	915,784 Common Shares
Carol DeFina	Spouse of principal shareholder	201,090 Common Shares
  Ravenscraig Properties Limited is a corporation owned and controlled by Mr. R. Dirk Stinson, Chief Executive Officer and President of Clean Energy.
  McSheahan Enterprises Ltd. is a personal services corporation owned and controlled by Mr. Sheahan.
  Mrs. Sheahan is the spouse of Mr. Sheahan.
  JPT 2 Holdings Ltd. is a personal service corporation owned and controlled by Mr. John Thuot, a director of Clean Energy.
  JPT II Family Trust is a family trust controlled by Mr. John Thuot, a director of Clean Energy.
  Venus Trading Ltd. is owned and controlled by Mr. Thuot's son, J. Paul Thuot.
  Mr. DeFina is Projects Director of Clean Energy.

PROPOSALS BY SECURITY HOLDERS

No proposals by any Clean Energy securities holders is contained in this information statement.

OWNERSHIP OF SECURITIES BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain selected information, computed as of February 18, 2004, about the amount and nature of our securities "beneficially owned" (as that term is defined below) by each of our current directors and director-nominees, executive officers, and beneficial owners of more than 5% of any class of our outstanding securities with voting rights. This information contained in this table was given to us by our shareholders. We believe that each of these individuals or entities has sole or shared investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

The following table has been prepared in accordance with SEC rules, pursuant to which a person is deemed to beneficially own any securities over which he or she has or shares either investment or voting power, as well as any securities issuable under any options, warrants, rights or conversion privileges which are or may become exercisable by that person within 60 days of the date of calculation, even if not in the money. As a result, several persons may report ownership of the same shares for purposes of this table, even though they may have no pecuniary interests in those shares, and those persons may also report ownership of securities which they may never acquire. You should note that the method of calculation for this table differs from that used to calculate beneficial ownership for other reports required under the federal securities laws, including section 16 of the Exchange Act which calculates beneficial ownership based solely upon pecuniary interests.
	Common Stock (2)		Series 'A' Preferred Stock (2)		Series 'B' Preferred Stock (2)

Name (1)	Amount	%	Amount	%	Amount	%

R. Dirk Stinson (3)(4)(6)	4,393,817 (7)	30.0%	1,000 (8)	100%	125,001 (8)	71.4%
Denver Collins (4)	192,308	1.3%	-	-	-	-
Barry A. Sheahan (3)(4)	811,353 (9)	5.5%	-	-	-	-
John P. Thuot (3)(4)(6)	902,476 (10)	6.2%	-	-	-	-
L. Clive Boulton (4)	176,396 (11)	1.2%	-	-	-	-
John L. Howard (4)	40,000 (12)	-	-	-	-	-
Ravenscraig Properties Limited (6)	4,333,817 (7)	29.7%	1,000 (8)	100%	125,001 (8)	71.4%
JPT 2 Holdings Ltd. (6)	754,976 (14)	5.2%	-	-	-	-
James V. DeFina (6)	1,176,874 (15)	8.0%	-	-	-	-
J9 Enterprises Ltd. (6)	1,282,701 (16)	12.2%	-	-	-	-
Executive officers and director-nominees as a group	6,496,350 (17)	42.9%	1,000	100%	125,001	71.4%

* Less than one-tenth of one percent.
  The business addresses of the persons comprising this table are: Messrs. Sheahan, Thuot, JPT 2 Holdings Ltd. And DeFina-7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4; Mr. Stinson-Slot #386, P.O. Box-A.P.59223, Nassau, Bahamas; Mr. Collins-3060 Mosley Ferry Road, Ashland City, Tennessee 37015, Mr. Boulton-Suite 1800, 1095 West Pender Street, Vancouver, British Columbia, Canada V6E 2M6; Mr. Howard-P.O. Box 1132, Sooke, British Columbia, Canada V0X 1N0; Ravenscraig Properties Limited-Box 71, Alofi, Niue, and J9 Enterprises Ltd.-Suite 480 179 West Pender Street, Vancouver, British Columbia, Canada V6C 1H2.
  The base number of outstanding shares of common stock, series 'A' preferred stock and series 'B' preferred stock as of the applicable date are 14,572,350, 1,000 and 241,668 shares, respectively.
  Executive officer.
  Director-nominee.
  Director whose term will expire at the annual meeting.
  5% shareholder.
  Includes 4,333,817 common shares held by Ravenscraig Properties Limited, and 60,000 common shares issuable upon exercise of director options held by Mr. Stinson. Ravenscraig Properties Limited is a corporation owned and controlled by Mr. Stinson.
  These shares are held by Ravenscraig Properties Limited. See note (7) to this table.
  In addition to 19,534 common shares held directly by Mr. Sheahan, includes 557,880 common shares held by McSheahan Enterprises Ltd., a personal service corporation owned and controlled by Mr. Sheahan; and 19,689 common shares held by Mr. Sheahan's wife. Also includes 80,000 common shares issuable upon exercise of director options held by Mr. Sheahan, and 39,000 common shares issuable upon exercise of options granted under management services agreement with McSheahan Enterprises Ltd.
  Includes 730.476 common shares held by held by JPT 2 Holdings Ltd., a personal service corporation owned and controlled by Mr. Thuot, and 75,000 common shares held by JPT II Family Trust, a family trust controlled by Mr. Thuot. Also includes 80,000 common shares issuable upon exercise of director options held by Mr. Thuot, and 17,000 common shares issuable upon exercise of options granted under management services agreement with JPT 2 Holdings Ltd.
  Includes 60,000 common shares issuable upon exercise of director options held by Mr. Boulton.
  Includes 40,000 common shares issuable upon exercise of director options held by Mr. Howard.
  See note (7) to this table.
  See note (10) to this table.
  In addition to 915,784 common shares held directly by Mr. DeFina, includes 201,090 common shares held by Mr. DeFina's wife. Also includes 60,000 common shares issuable upon exercise of director options held by Mr. DeFina.
  J9 Enterprises Ltd. is a corporation owned and controlled by Mr. John P. Chato. In addition to 1,051,799 common shares held directly by J9 Enterprises Ltd., includes 64,113 common shares held by Mr. Chato, 56,789 common shares held by BO Gas Limited, a corporation indirectly controlled by Mr. Chato, and 50,000 common shares held by Mr. Chato's wife. Also includes 60,000 common shares issuable upon exercise of options held by Mr. Chato.

  Includes 395,000 common shares issuable upon exercise of options

By order of the Board of Directors

Barry A. Sheahan
Chief Financial Officer and Secretary